Exhibit 4.1

PRESIDENT SECRETARY DELAWARE SEAL COR PORATE WCI COMMUN ITIES, INC. WCI COMMON STOCK COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE PAR VALUE $.01 PER SHARE THIS CERTIFICATE IS TRANSFERRABLE IN CANTON, MA AND NEW YORK, NY CUSIP 92923C 40 1 SEE REVERSE FOR CERTAIN DEFINITIONS FULLY PAID AND NON ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF THIS CERTIFIES THAT IS THE OWNER OF WCI Communities, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented thereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation, as from time to time amended, to all of which the holder of this Certificate hereof by acceptance hereby assents. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: COMMUNITIES, OMMUNITIES, INC. COMMUNITIES, OMMUNITIES, INC. WCI COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (Brooklyn, New York) TRANSFER AGENT AND REGISTRAR By: AUTHORIZED SIGNATURE

Additional abbreviations may also be used though not in the above list. of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE shares Attorney THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated WCI Communities, Inc. SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, RIGHTS, POWERS, RESTRICTIONS, LIMITATIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF THE STOCK OF EACH CLASS AND OF EACH SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION BY WRITTEN REQUEST TO THE SECRETARY OF WCI COMMUNITIES, INC. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: SIGNATURE(S) GUARANTEED: TEN COMTEN ENTJT TENas tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE) Signature(s) NOTICE: